Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is between Kurt Hoff (“Employee”) and Silicon Laboratories Inc. (the “Company”), and is entered into as of August 24, 2015.  The Company and the Employee are sometimes referred to herein as the “Parties”.

WHEREAS, Employee and the Company entered into that certain New-Hire Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreements dated as of January 3, 2005 (the “Confidentiality Agreement”) that, among other things, contains restrictions on Employee’s actions following the termination of his employment with the Company and requires that he maintain as confidential all of the Company’s intellectual property rights, trade secrets, confidential knowledge, data or proprietary information;

WHEREAS, Employee and the Company are parties to Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreements (the “RSU Agreements”) which grant Employee the right to receive shares of the Company’s Common Stock subject to the vesting schedules and other restrictions set forth in the RSU Agreements and the Silicon Laboratories Inc. 2009 Stock Incentive Plan (the “2009 Stock Plan”);

WHEREAS, Employee and the Company are parties to Market Stock Units Grant Notice and Global Market Stock Units Award Agreements (the “MSU Agreements”) which grant Employee the right to receive shares of the Company’s Common Stock subject to the vesting schedules and other restrictions set forth in the MSU Agreements and the 2009 Stock Plan;

WHEREAS, Employee and the Company are parties to a Notice of Grant of Stock Option and Stock Option Agreement (the “Option Agreement” and together with the RSU Agreements and the MSU Agreement, the “Stock Agreements”) which grants Employee the right to purchase shares of the Company’s Common Stock subject to the vesting schedules and other restrictions on exercise as set forth in the Option Agreements and the Silicon Laboratories Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”);

WHEREAS, Employee and the Company are parties to the Indemnification Agreement dated as of July 2, 2007 (the “Indemnification Agreement”); and

WHEREAS, the Parties desire to settle fully and finally, in the manner set forth herein, any and all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of the Release (as defined herein), including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and the Company, and the termination thereof.

NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Interim Period:  From the date of this Agreement until the earlier of (a) the date the Company delivers notice of termination of Employee’s employment or (b) February 15, 2016 (the earlier of (a) or (b) shall be referred to as the “Separation Date” and the period from the date of this Agreement through the Separation Date is referred to as the “Interim Period”), Employee shall continue to serve as an employee of the Company as either (at the Company’s discretion) (i) an executive officer as the Senior Vice President of World-Wide Sales or (ii) a non-executive employee with the title Consultant providing services related to the orderly transition of his former duties and responsibilities with the Company.

It is currently contemplated that Employee’s service as Senior Vice President of World-Wide Sales will continue until November 1, 2015, but such service may be lengthened (not beyond the Separation Date) or shortened at the discretion of the Company.  During the Interim Period, Employee shall (a) report to the Company’s Chief Executive Officer or his designee, (b) continue to be paid a bi-weekly salary $13,461.54, (c) be eligible to receive a bonus approved by the Company’s Compensation Committee with respect to the Company’s third and fourth fiscal quarters of 2015 (provided Employee remains employed through the Separation Date), but shall not be eligible to receive any other bonus (for example, Employee shall not be entitled to a bonus with respect to the first fiscal quarter of 2016), (d) continue to be reimbursed for expenses in accordance with the Company’s policies, and (e) continue to be eligible to receive fringe benefits such as medical coverage.  Further, the Indemnification Agreement shall remain in full force and effect during the Interim Period and thereafter in accordance with its terms.  In the event that Employee’s employment with the Company terminates prior to the Separation Date by reason of his death, his estate and/or beneficiaries shall be entitled to receipt of the Severance Package described in Section 2 below, subject to the terms and conditions set forth therein.

2.                                      Severance Package:  Employee’s receipt of the Severance Package is contingent upon satisfaction of the following conditions: (i) Employee must sign the Separation Agreement in exactly the form attached hereto as Exhibit A (the “Release”) on or within 21 days following his Separation Date; (ii) Employee must not revoke the Release; and (iii) the Release must become effective and enforceable on the eighth day after Employee signs the Release (such eighth day, the “Effective Date”); and (iv) Employee shall not have elected to terminate his employment with the Company prior to the Separation Date.  Employee acknowledges and agrees that the Company’s promises herein constitute adequate legal consideration for the promises and representations made by Employee in this Agreement and in the Release.  Provided that the foregoing conditions are met, Company shall provide Employee with the following payments and benefits on or after the Effective Date (“Severance Package”):

2.1                               Cash Severance.  On the Effective Date (or as soon as practicable thereafter, but in no event later than March 15, 2016) (the “Severance Payment Date”), the Company shall pay to Employee in a single lump sum the amount of $437,500, less applicable tax withholding.

2.2                               Benefits. During the continuation coverage period specified in section 4980B of the Internal Revenue Code of 1986, as amended (“Code”), and Part 6 of Title 1 of the Employee Retirement Income Security Act of 1986, as amended, Employee may elect to continue to participate in any medical, prescription drug, dental, vision, health care spending account and any other “group health plan” (as such term is used in section 4980B of the Code) for the continued benefit of Employee (and Employee’s spouse and dependents) in which such person(s) were participating immediately prior to the Separation Date or, if such arrangements are altered by the Company, which is provided to similarly situated beneficiaries under the plans with respect to which a qualifying event has not occurred (“COBRA Coverage”).  In the event that Employee elects COBRA Coverage, the Company will pay to the Company’s third party COBRA administrator on the Employee’s behalf the premiums the Employee will be required to pay to maintain such COBRA Coverage for Employee and Employee’s spouse and dependents for the twelve-month period following the Separation Date (or until Employee becomes eligible for health care benefits from a new employer, if earlier), in either case the “COBRA Coverage Period”); provided, however, that if the Company determines, in its sole discretion, that its payment of the Employee’s COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying the Employee’s COBRA premiums, the Company shall instead pay to Employee on the first day of each month of the COBRA Coverage Period, a fully taxable cash payment equal to the Employee’s COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Coverage Period.  The Employee may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums.

2.3                               RSU Vesting.  Except as explicitly set forth in this Section, Employee shall not vest any further with respect to any of the RSU Agreements following the Separation Date.  Without regard to Section 3.1 of each RSU Agreement, Employee’s vesting shall be accelerated on the Effective Date such that with respect to:

•                  RSU Agreement 601962, the 12,125 restricted stock units originally scheduled to vest on February 15, 2016 shall be fully vested;

•                  RSU Agreement 602159, the 5,052 restricted stock units originally scheduled to vest on February 15, 2016 and the 5,052 restricted stock units originally scheduled to vest on February 15, 2017 shall be fully vested;

•                  RSU Agreement 602774, the 5,143 restricted stock units originally scheduled to vest on February 15, 2016 and the 5,143 restricted stock units originally scheduled to vest on February 15, 2017 shall be fully vested.

In each case, the underlying shares of Common Stock shall be issued to Employee no later than the 15th day of the calendar month following the calendar month in which the Effective Date occurs (except that the Company shall withhold the applicable number of shares of Common Stock issuable with respect thereto in satisfaction of all Tax-Related Items, as defined by the RSU Agreement); and

2.4                               MSU Vesting.  Except as explicitly set forth in this Section, Employee shall not vest any further with respect to any MSU Agreements following the Separation Date.

•                  With respect to MSU Agreement 300021, (a) the Performance Period is hereby amended to mean “The period beginning December 30, 2012, and ending on the Separation Date (as defined in the Transition Agreement between the Company and Participant), subject to Section 9.1 of the Award Agreement”, (b) without regard to Section 5.1 of the MSU Agreement, the Employee’s vesting shall be accelerated on the Separation Date such that 12,125 of the Target Number of Units multiplied by the Relative Return Factor shall be fully vested and the applicable underlying shares of Common Stock shall be issued to Employee (and the Company shall withhold the applicable number of shares of Common Stock issuable with respect thereto in satisfaction of all Tax-Related Items, as defined by the MSU Agreement), and (c) the Settlement Date shall be no later than the 15th day of the calendar month following calendar month in which the Effective Date occurs.

•                  With respect to MSU Agreement 300030, such MSU Agreement is hereby amended to provide that (a) the Performance Period is amended to mean “The period beginning December 29, 2013, and ending on the Separation Date (as defined in the Transition Agreement between the Company and Participant), subject to Section 9.1 of the Award Agreement.”, (b) the Third Measurement Period is amended to mean “The period beginning December 29, 2013, and ending on the Separation Date (as defined in the Transition Agreement between the Company and Participant), subject to Section 9.1 of the Award Agreement.”, (c) the Target Number of Units shall remain 9,563 and Maximum Number of Units shall remain 19,126, (d) without regard to Section 5.1 of the MSU Agreement, the total number of Earned Units for the Performance Period, if any (not to exceed the Maximum Number of Units), shall equal the sum of (i) the First Measurement Period Earned Units (but only if the First Measurement Period ended prior to the last day of the Performance Period) plus (ii) the Second Measurement Period Earned Units (but only if the Second Measurement Period ended prior to the last day of the Performance Period) plus (iii) the excess, if any, of the Third Measurement Period Earned Units over the sum of the First Measurement Period Units (if applicable) and the Second Measurement Period Units (if applicable), and (e) Employee’s vesting shall be accelerated on the Separation Date such that the Earned Units shall be fully vested and the applicable underlying shares of Common Stock shall be issued to Employee (and the Company shall withhold the applicable number of shares of Common Stock issuable with respect thereto in satisfaction of all Tax-Related Items, as defined by the MSU Agreement), and (f) the Settlement Date shall be no later than the 15th day of the calendar month following calendar month in which the Effective Date occurs.

•                  With respect to MSU Agreement 300037, such MSU Agreement is hereby amended to provide that (a) the Performance Period is amended to mean “The period beginning January 4, 2015, and ending on the Separation Date (as defined in the Transition Agreement between the Company and Participant), subject to Section 9.1 of the Award Agreement.”, (b) the Third Measurement Period is amended to mean “The period beginning January 4, 2015, and ending on the Separation Date (as defined in the Transition Agreement between the Company and Participant), subject to Section 9.1 of the Award Agreement.”, (c) the Target Number of Units shall be reduced to 6,864 and Maximum Number of Units shall be reduced to 13,728, (d) without regard to Section 5.1 of the MSU Agreement, the total number of Earned Units for the Performance Period, if any (not to exceed the Maximum Number of Units), shall equal the sum of (i) the First Measurement Period Earned Units (but only if the First Measurement Period ended prior to the last day of the Performance Period) plus (ii) the Second Measurement Period Earned Units (but only if the Second Measurement Period ended prior to the last day of the Performance Period) plus (iii) the excess, if any, of the Third Measurement Period Earned Units over the sum of the First Measurement Period Units (if applicable) and the Second Measurement Period Units (if applicable), and (e) Employee’s vesting shall be accelerated on the Separation Date such that the Earned Units shall be fully vested and the applicable underlying shares of Common Stock shall be issued to Employee (and the Company shall withhold the applicable number of shares of Common Stock issuable with respect thereto in satisfaction of all Tax-Related Items, as defined by the MSU Agreement), and (f) the Settlement Date shall be no later than the 15th day of the calendar month following calendar month in which the Effective Date occurs.

2.5                               Stock Option Exercisability.  With respect to the Option Agreement Grant Number 2002052 and Option Agreement Grant Number 2002038, Section 5(i) of such Option Agreement shall be amended and restated to read as follows:  “(i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the 12-month period measured from the date of such cessation of Service or (ii) the Expiration Date.”

3.                                      Acknowledgement.  Employee acknowledges and agrees that: (A) except as provided by this Agreement, no additional consideration, including salary, wages, bonuses, stock or stock options, is to be paid to him by the Company; (B) except as provided by this Agreement, he is not contractually entitled to all of the benefits in the Severance Package described herein; and (C) payments and benefits pursuant to this Agreement shall terminate immediately if Employee materially breaches any of the provisions of this Agreement or the Confidentiality Agreement.

4.                                      Stock Agreements:  Except as expressly provided for in Section 2 of this Agreement, the terms and conditions of the Stock Agreements shall remain in full force and effect.

5.                                      Confidentiality:  Until this Agreement is publicly filed by the Company, Employee agrees not to directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than by Employee to his immediate family, counsel, accountant or tax advisor, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

6.                                      Acknowledgement of Restrictions; Non-Competition; Confidential Information:  Employee acknowledges and agrees that he has continuing obligations, including without limitation, non-competition, non-solicitation and non-disclosure obligations pursuant to the Confidentiality Agreement.  Employee acknowledges and agrees that the provisions (including without limitation, the non-competition, non-solicitation and non-disclosure provisions) of the Confidentiality Agreement are valid, binding and enforceable, and Employee reaffirms his obligation to continue to abide fully and completely with all provisions of the Confidentiality Agreement, including without limitation the non-competition, non-solicitation and non-disclosure provisions, and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Employee of such obligation.

7.                                      Return of Company Property.  Employee confirms that Employee shall, on or before the Separation Date, return all of the Company’s property to the Company, including but not limited to, Company files, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, including computers, keys, access cards, identification badges, credit cards, cell phones and PDAs issued to Employee, and any proprietary or confidential information of the Company (and all reproductions thereof).

8.                                      Nondisparagement:  Each Party agrees that it will not make (and the Company agrees to prevent any executive officer or member of the board of directors of the Company or the Company’s current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies and entities from making) any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame or disparage the personal or business reputation, practices, prospects or conduct of the other including, in the case of the Company, its employees, directors, stockholders, and other related parties; provided that both Employee and the Company will respond accurately to any question, inquiry or request for information to the extent required by law.

9.                                      Cooperation:  Employee agrees that from time to time following the Separation Date he will, at the Company’s written request, voluntarily assist the Company with respect to on-going or contemplated litigation, audits by government agencies or any other similar matters.  The Company will reimburse Employee for reasonable out-of-pocket expenses incurred with respect to any such requested matters; provided that such expenses shall not exceed $500 without the Company’s written approval.  Employee acknowledges and agrees that his activities under this Section shall be performed as an independent contractor and not as an employee of the Company.  The Company agrees to provide Employee with as much advance notice of its requests as may be reasonable under the circumstances.  If such cooperation shall take more than two hours in any calendar week, the Employee shall be compensated for such cooperation at the rate of $169 per hour (reflecting his base compensation at Separation Date).

10.                               Severability:  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect.

11.                               Entire Agreement: This Agreement, the Stock Agreements, the Indemnification Agreement and the Confidentiality Agreement, which are each incorporated herein by reference, constitute the entire agreement between the Employee and the Company, and supersede all prior and contemporaneous negotiations and agreements, oral or written.  This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the Parties.

12.                               Section 409A Compliance:

12.1                        It is expected that on the Separation Date, Employee will have a “separation from service” (as such term is defined under Treasury Regulations Section 1.409A-1(h), without regard to any alternate definitions thereunder).  It is intended that all of the benefits and payments payable under this Agreement, the Release, or otherwise to Employee satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code, provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement and all other arrangements with Employee will be construed to the greatest extent possible as consistent with those provisions.  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Employee’s right to receive any installment payments under this Agreement (whether reimbursements or otherwise) and any other agreement or arrangement with the Company will be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder will at all times be considered a separate and distinct payment.

12.2                        Notwithstanding anything herein to the contrary, no amount payable pursuant to this Agreement on account of Employee’s termination of employment with the Company which constitutes a “deferral of compensation” within the meaning of Section 409A the Code shall be paid unless and until Employee has incurred a “separation from service” within the meaning of Section 409A of the Code.  Furthermore, if Employee is a “specified employee” within the meaning of Section 409A of the Code as of the date of Employee’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of Employee’s separation from service shall be paid to Employee before the date (the “Delayed Payment Date”) which is the first business day of the seventh month after the date of Employee’s separation from service or, if earlier, the date of Employee’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid in a lump sum on the Delayed Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the Delayed Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

12.3                        With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that does not constitute a “deferral of compensation,” within the meaning of Section 409A of the Code, (a) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (b) shall not be deemed to be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (c) such payments shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense occurred.

12.4                        The Company intends that income provided to Employee pursuant to this Agreement will not be subject to taxation under Section 409A of the Code.  However, the Company does not guarantee any particular tax effect for income provided to Employee pursuant to this Agreement.  In any event, except for the Company’s responsibility to withhold applicable income and employment taxes from compensation paid or provided to Employee, the Company shall not be responsible for the payment of any taxes, penalties, interest, costs, fees, including attorneys fees, or other liability incurred by Employee in connection with compensation paid or provided to Employee pursuant to this Agreement.

13.                               Governing Law; Venue:  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.  The Parties hereby agree that Travis County shall be the exclusive venue for any disputes under this Agreement and irrevocably submit to such jurisdiction.

[Signature page follows]

14.                               Statement of Understanding:  By executing this Agreement, Employee acknowledges that (a) he has been advised by the Company to consult with an attorney regarding the terms of this Agreement; (b) he has consulted with an attorney of his own choosing regarding the terms of this Agreement; (c) he has consulted with his own tax and financial advisors regarding the terms of this Agreement and is not relying on the Company with respect to any matters related to this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to his complete satisfaction by his advisors; (e) he has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, he is not contractually entitled to the Severance Package described herein; (g) the consideration provided for herein is good and valuable; and (h) he is entering into this Agreement voluntarily, of his own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

EXECUTED in Austin, Texas, this 24th day of August, 2015.

EMPLOYEE

/s/ Kurt Hoff
Kurt Hoff

EXECUTED in Austin, Texas, this 24th day of August, 2015.

Silicon Laboratories Inc.

By:	/s/ Lynette L. Herr
Name: Lynette L. Herr
Title: Vice President, WW Human Resources

Exhibit A

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is between Kurt Hoff (“Employee”) and Silicon Laboratories Inc. (the “Company”), and is entered into as of                   ,           .  The Company and the Employee are sometimes referred to herein as the “Parties”.

WHEREAS, Employee has been employed by the Company pursuant to a Transition Agreement dated as of August 24, 2015 (the “Transition Agreement”) that provides Employee with a Severance Package conditioned upon his execution of an agreement containing a general release of the Company;

WHEREAS, Employee’s date of termination of employment and Service (for purposes of the Stock Agreements, as defined in the Transition Agreement) with the Company was                   ,           ,.  which date was the date of Employee’s “separation from service” (as defined under Treasury Regulations Section 1.409A-1(h) without regard to any alternative definitions thereunder).

WHEREAS, the Parties desire to execute this Agreement to satisfy the conditions of the Transition Agreement and to resolve fully and finally, in the manner set forth herein, any and all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and the Company, and the termination thereof.

NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.              General Release:  Employee for himself and on behalf of his attorneys, heirs, assigns, successors, executors, and administrators IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES the Company, the Company’s current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies and entities, their successors and assigns, and the current and former owners, stockholders, directors, officers, employees, agents, attorneys, representatives, and insurers of the Company and said corporations, firms, associations, partnerships, limited liability companies and entities, and their successors, assigns, heirs, executors, guardians, and administrators (including the Company, “Company Released Parties”), of and from any and all claims, liabilities, obligations, agreements, damages, causes of action, costs, losses, damages, and attorneys’ fees and expenses whatsoever (collectively, “claims”), whether known or unknown or whether connected with Employee’s employment by the Company or not, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq., the Texas Labor Code (including but not limited to the Texas Civil Rights Act, the Texas Payday Act, and the Texas Minimum Wage Law), the Age Discrimination in Employment Act, 29 U.S.C. § 621, et. seq,, the Americans With Disabilities Act, and any other municipal, local, state, or federal law, common or statutory, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement.  The parties acknowledge that this general release is not intended to bar: (i) any claims that, by statute, may not be waived, such as Employee’s right to file a charge with the National Labor Relations Board or Equal Employment Opportunity Commission and other similar government agencies and claims for any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement, (ii) any rights set forth in this Agreement or the Stock Agreements (as defined in the Transition Agreement); (iii) any rights to other vested securities that were granted to Employee during the course of his employment with the Company; and (iv) any claims for breach of this Agreement.

2.                                      Covenant Not to Sue: Employee COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against, any Company Released Party based upon any of the claims released in this Agreement.  Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Company or any of the other Company Released Parties in any court or with any governmental agency.

3.                                      Severance Package:  On and after the Effective Date, Company shall provide Employee with the Severance Package set forth in Section 2 of the Transition Agreement (the “Severance Package”), incorporated herein by reference, pursuant to the schedule set forth in the Transition Agreement.  Employee acknowledges and agrees that the Severance Package constitutes adequate legal consideration for the promises and representations made by Employee in this Agreement.

4.                                      Acknowledgement.  Employee acknowledges and agrees that:  (A) except as provided by this Agreement, no additional consideration, including salary, wages, bonuses, stock or stock options, is to be paid to him by the Company; (B) except as provided by the Transition Agreement and this Agreement, he is not contractually entitled to the Severance Package; and (C) payments and benefits pursuant to the Severance Package shall terminate immediately if Employee materially breaches any of the provisions of this Agreement or the Confidentiality Agreement.

5.                                      Stock Agreements:  Except as expressly provided for in the Transition Agreement, the terms and conditions of the Stock Agreements (as defined in the Transition Agreement) shall remain in full force and effect.

6.                                      Waiver of Reemployment:  Employee waives and releases forever any right or rights he might have to employment, reemployment, or reinstatement with any Company Released Party at any time in the future.  Employee agrees that he shall not seek or make application for employment with any of the Company Released Parties at any time in the future.

7.                                      Confidentiality:  Employee agrees not to directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than by Employee to his immediate family, counsel, accountant or tax advisor, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

8.                                      Acknowledgement of Restrictions; Non-Competition; Confidential Information:  Employee acknowledges and agrees that he has continuing obligations, including without limitation, non-competition, non-solicitation and non-disclosure obligations pursuant to the Confidentiality Agreement (as defined in the Transition Agreement).  Employee acknowledges and agrees that the provisions (including without limitation non-competition, non-solicitation and non-disclosure provisions) of the Confidentiality Agreement are valid, binding and enforceable, and Employee reaffirms his obligation to continue to abide fully and completely with all provisions of the Confidentiality Agreement, including without limitation the non-competition, non-solicitation and non-disclosure provisions, and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Employee of such obligation.

9.                                      Return of Company Property.  Employee confirms that Employee has returned all of the Company’s property to the Company, including but not limited to, Company files, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, including computers, keys, access cards, identification badges, credit cards, cell phones and PDAs issued to Employee, and any proprietary or confidential information of the Company (and all reproductions thereof).

10.                               Nondisparagement:  Each Party agrees that it will not make (and the Company agrees to prevent any executive officer or member of the board of directors of the Company or the Company’s current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies and entities from making) any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame or disparage the personal or business reputation, practices, prospects or conduct of the other including, in the case of the Company, its employees, directors, stockholders, and other related parties included in the definition of Company Released Parties; provided that both Employee and the Company will respond accurately to any question, inquiry or request for information to the extent required by law.

11.                               Cooperation:  Employee agrees that from time to time following the Separation Date he will, at the Company’s written request, voluntarily assist the Company with respect to on-going or contemplated litigation, audits by government agencies or any other similar matters.  The Company will reimburse Employee for reasonable out-of-pocket expenses incurred with respect to any such requested matters; provided that such expenses shall not exceed $500 without the Company’s written approval.  Employee acknowledges and agrees that his activities under this Section shall be performed as an independent contractor and not as an employee of the Company.  The Company agrees to provide Employee with as much advance notice of its requests as may be reasonable under the circumstances.

12.                               Severability:  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect.

13.                               Entire Agreement:  This Agreement, the Stock Agreements and the Confidentiality Agreement, which are each incorporated herein by reference, constitute the entire agreement between the Employee and the Company, and supersede all prior and contemporaneous negotiations and agreements, oral or written.  This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the Parties.

14.                               Section 409A Compliance:

(a)                                 It is intended that all of the benefits and payments payable under this Agreement or otherwise to Employee satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement and all other arrangements with Employee will be construed to the greatest extent possible as consistent with those provisions.

For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Employee’s right to receive any installment payments under this Agreement (whether reimbursements or otherwise) and any other agreement or arrangement with the Company will be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder will at all times be considered a separate and distinct payment.

(b)                                 Notwithstanding anything herein to the contrary, no amount payable pursuant to this Agreement on account of Employee’s termination of employment with the Company which constitutes a “deferral of compensation” within the meaning of Section 409A the Code shall be paid unless and until Employee has incurred a “separation from service” within the meaning of Section 409A of the Code.  Furthermore, if Employee is a “specified employee” within the meaning of Section 409A of the Code as of the date of Employee’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of Employee’s separation from service shall be paid to Employee before the date (the “Delayed Payment Date”) which is the first business day of the seventh month after the date of Employee’s separation from service or, if earlier, the date of Employee’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid in a lump sum on the Delayed Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the Delayed Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

(c)                                  With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that does not constitute a “deferral of compensation,” within the meaning of Section 409A of the Code, (a) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (b) shall not be deemed to be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (c) such payments shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense occurred.

(d)                                 The Company intends that income provided to Employee pursuant to this Agreement will not be subject to taxation under Section 409A of the Code.  However, the Company does not guarantee any particular tax effect for income provided to Employee pursuant to this Agreement.  In any event, except for the Company’s responsibility to withhold applicable income and employment taxes from compensation paid or provided to Employee, the Company shall not be responsible for the payment of any taxes, penalties, interest, costs, fees, including attorneys fees, or other liability incurred by Employee in connection with compensation paid or provided to Employee pursuant to this Agreement.

15.                               Older Workers’ Benefit Protection Act.  This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f).  Employee is advised to consult with an attorney before executing this Agreement.

15.1. Acknowledgments/Time to Consider.  Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Agreement; (b) Employee has been advised in writing to consult with an attorney before executing this Agreement; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given twenty-one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 21 day period at Employee’s option); and (e) by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.

15.2  Revocation/Effective Date.  This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement.  In other words, Employee may revoke Employee’s acceptance of this Agreement within seven days after the date Employee signs it.  Employee’s revocation must be in writing and received by Lyn Herr by email at lyn.herr@silabs.com by 5:00 p.m. Central Time on the seventh day in order to be effective.  If Employee does not revoke acceptance within the seven day period, Employee’s acceptance of this Separation Agreement shall become binding and enforceable on the eighth day (“Effective Date”).  The Severance Package will become due and payable in accordance with paragraph 3 above on and after the Effective Date, provided Employee does not revoke.  Employee agrees that he will not receive the Severance Package provided by this Agreement if he revokes this Agreement.

15.3  Preserved Rights of Employee.  This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.  In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

16.                               Statement of Understanding:  By executing this Agreement, Employee acknowledges that (a) he has been advised by the Company to consult with an attorney regarding the terms of this Agreement; (b) he has consulted with an attorney of his own choosing regarding the terms of this Agreement; (c) he has consulted with his own tax and financial advisors regarding the terms of this Agreement and is not relying on the Company with respect to any matters related to this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to his complete satisfaction by his advisors; (e) he has read this Agreement and fully understands its terms and their import; (f) except as provided by the Transition Agreement and this Agreement, he is not contractually entitled to the Severance Package; (g) the consideration provided for herein is good and valuable; and (h) he is entering into this Agreement voluntarily, of his own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

EXECUTED in Austin, Texas, this        day of                       , 2015.

EMPLOYEE

Kurt Hoff

EXECUTED in Austin, Texas, this        day of                      , 2015.

SILICON LABORATORIES INC.

By:
Name: Lynette L. Herr
Title: VP WW Human Resources